PTS BALLOT
No person has been authorized to give any information or advice, or to make any representation, other than what is contained in the
Offering Memorandum to which this Ballot is annexed.
BALLOT FOR ACCEPTING OR REJECTING THE PREPACKAGED PLAN OF REORGANIZATION OF CIT GROUP
INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE
[THIS BALLOT IS EXCLUSIVELY FOR USE BY HOLDERS OF NON-CERTIFICATED SECURITIES IN CLASS 6
CANADIAN SENIOR UNSECURED CLAIMS, CLASS 7 SENIOR UNSECURED NOTE CLAIMS, CLASS 10 SENIOR
SUBORDINATED NOTE CLAIMS, AND CLASS 11 JUNIOR SUBORDINATED NOTE CLAIMS]
          On October 1, 2009, CIT Group Inc. and CIT Group Funding Company of Delaware (collectively, “CIT”) commenced their exchange offer solicitation whereby CIT is seeking to exchange certain of their unsecured debt for new notes and equity in CIT Group Inc. (the “Exchange Offer”). Contemporaneously with the launch of the Exchange Offer, CIT has also commenced the solicitation of votes to accept or reject the Prepackaged Plan of Reorganization of CIT Group Inc. and CIT Group Funding Company of Delaware (the “Plan of Reorganization”) from holders of their unsecured debt. The Exchange Offer and Plan of Reorganization are explained in greater detail in the offering memorandum (the “Offering Memorandum”) to which this ballot (the “Ballot”) is annexed. As discussed in the Offering Memorandum, CIT may commence a chapter 11 case under the Bankruptcy Code and seek immediate confirmation of the Plan of Reorganization: (a) if the conditions to consummating the Exchange Offer are not satisfied and/or (b) the votes on the Plan of Reorganization are sufficient to confirm such Plan of Reorganization under title 11 of the United States Code (the “Bankruptcy Code”).
          Your instructions with respect to the Exchange Offer and/or Plan of Reorganization are to be relayed to the bank, broker, or other nominee (each, a “Nominee”) holding the CIT unsecured notes (the “Old Notes”) on your behalf. Your options with respect to the Exchange Offer and vote to accept or reject the Plan of Reorganization are as follows:
          OPTION 1. PARTICIPATE in the Exchange Offer; vote to ACCEPT the Plan of Reorganization.
          OPTION 2. NOT PARTICIPATE in the Exchange Offer; vote to ACCEPT the Plan of Reorganization.
          OPTION 3. NOT PARTICIPATE in the Exchange Offer; vote to REJECT the Plan of Reorganization.
          OPTION 4. Take no action; NOT PARTICIPATE in the Exchange Offer; NO VOTE on the Plan of Reorganization.
A vote to accept the Plan constitutes your consent to the releases specified in Article XIII of the Plan.
          The Nominee will also need to tender (or “block”) your Old Notes on your behalf, in accordance with your instructions. There are three different voting choices in connection with the Exchange Offer and Plan of Reorganization, which are outlined in greater detail below. This Ballot was designed to assist you understand the voting process. Do not return the Ballot to cast your vote. Instead, you will need to provide your instructions to the Nominee holding your CIT Old Notes in accordance with the directions provided by your Nominee. By providing instructions to your Nominee, you are requesting that they (1) tender your underlying Old Notes on your behalf in accordance with your instructions, and (2) execute a master ballot on your behalf that reflects your instructions with respect to the Plan of Reorganization. Your instructions to the firm holding your Old Notes will have the same effect as if you had completed and returned a physical Ballot to indicate your vote with respect to the Plan of Reorganization. If you have any questions, you may contact the information agent, D.F. King & Co., Inc., at (800) 758-5880 or (212) 269-5550.
          Please note that, except as provided in the Plan, the Plan contemplates (i) separate plans of reorganization for each potential debtor, and (ii) separate classes of creditors for each plan for voting and distribution purposes. Depending on the Old Notes you hold against CIT, you may hold claims in multiple classes. The Offering Memorandum contains a schedule indicating each series of debt and the corresponding Plan of Reorganization class, which begins on the inside front cover.
          Please note that if you participate in the Exchange Offer you are also required to vote to accept the Plan of Reorganization. Therefore, if you intend to participate in the Exchange Offer you should also carefully review the terms of the Plan of Reorganization. The treatment of your claims under the Plan may be different from the treatment provided under the Exchange Offer.

PTS BALLOT
          A vote to accept the Plan constitutes your consent to the releases, injunctions, and exculpation provisions specified in Article XIII of the Plan of Reorganization.
          Please read and follow the attached instructions carefully. THE EXCHANGE OFFER AND DEADLINE TO VOTE TO ACCEPT OR REJECT THE PLAN IS 11:59 P.M. (PREVAILING EASTERN TIME) ON OCTOBER 29, 2009 (the “Voting Deadline”). The Nominee holding your CIT unsecured debt must have (1) electronically delivered (“tendered”) your Old Notes into the account for that purpose by the Voting Deadline and (2) submitted a master ballot with a report of beneficial owner instructions by 8:00 p.m. (prevailing Eastern Time) on October 30, 2009. You must give your instructions to your Nominee in sufficient time for them to be able to tender your underlying unsecured debt by the Voting Deadline. Please note that once your Old Notes have been tendered, you will not be able to trade your bonds. Exchange withdrawals will not be permitted after the Voting Deadline.
INSTRUCTIONS
          CIT is soliciting the votes of certain of their creditors on their proposed Plan, described in and annexed to the Offering Memorandum accompanying this Ballot. Please review the Offering Memorandum and Plan carefully before deciding on the action you wish to take. Unless otherwise defined, capitalized terms used herein and in the Master Ballot have the meanings ascribed to them in the Plan.
VOTING DEADLINE:
          The deadline for your Nominee to be able to tender your underlying bonds in accordance with your instructions is:
OCTOBER 29, 2009 AT 11:59 P.M. PREVAILING EASTERN TIME.
PLEASE ALLOW SUFFICIENT TIME FOR YOUR NOMINEE TO EFFECT YOUR INSTRUCTIONS BY THE VOTING DEADLINE. YOUR NOMINEE MAY ESTABLISH AN EARLIER EXCHANGE DEADLINE.
HOW TO VOTE:
Item 1. Determine How You Wish to Vote, and provide your instructions to the Nominee holding your Old Notes. Please note that each holder of the Old Notes must vote all of his, her, or its Old Notes within a class in a consistent fashion, and may not split the vote with respect to the Plan of Reorganization.
THE THREE VOTING OPTIONS ARE AS FOLLOWS:
OPTION 1. PARTICIPATE in the Exchange Offer; vote to ACCEPT the Plan of Reorganization.
OPTION 2. NOT PARTICIPATE in the Exchange Offer; vote to ACCEPT the Plan of Reorganization.
OPTION 3. NOT PARTICIPATE in the Exchange Offer; vote to REJECT the Plan of Reorganization.
A vote to accept the Plan constitutes your consent to the releases specified in Article XIII of the Plan.
TO CAST YOUR VOTE, YOU MUST GIVE YOUR INSTRUCTIONS TO THE NOMINEE HOLDING YOUR OLD NOTES, IN ACCORDANCE WITH THE DIRECTIONS PROVIDED BY THAT FIRM. IN ORDER TO EFFECT YOUR INSTRUCTIONS, THE NOMINEE HOLDING YOUR OLD NOTES MUST (1) TENDER THE UNDERLYING BONDS IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND (2) EXECUTE AND RETURN A MASTER BALLOT TO THE VOTING AGENT ON YOUR BEHALF BY OCTOBER 30, 2009.
YOU MAY ALSO INSTRUCT YOUR NOMINEE WITH RESPECT TO A FOURTH OPTION, which is also the default option for those holders that do not provide any instructions:
OPTION 4. Take no action; NOT PARTICIPATE in the Exchange Offer; NO VOTE on the Plan of Reorganization.
PLEASE NOTE THAT IF YOU INSTRUCT YOUR NOMINEE TO TAKE NO ACTION ON YOUR BEHALF, OR FAIL TO PROVIDE TIMELY INSTRUCTIONS TO THAT FIRM, YOU SHALL NEVERTHELESS BE BOUND BY THE TERMS OF THE PLAN OF REORGANIZATION IF IT IS CONSUMMATED.
WITHDRAWAL RIGHTS:

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PTS BALLOT
          Any party who has delivered valid instructions with respect to the Exchange Offer and Plan of Reorganization may withdraw such instruction prior to the Voting Deadline by requesting that the broker, dealer, commercial bank, trust company or other nominee (a) withdraw their Old Notes and (b) submit an appropriate amending and superseding Master Ballot with respect to such Old Notes.
Item 2. Certifications
By providing your instructions, you acknowledge (1) that the solicitation of votes to accept or reject the Plan is subject to all the terms and conditions set forth in the Offering Memorandum, (2) that you have received a copy of the Offering Memorandum, (3) that the vote on the Plan of Reorganization is being made pursuant to the terms and conditions set forth therein, (4) that a vote to accept the Plan of Reorganization is an affirmative consent to the releases, injunctions, and exculpation contained in Article XIII of the Plan, (5) that you have thereby requested that the Nominee holding your Old Notes tender your underlying Old Notes in accordance with your instructions; and (6) that you have thereby requested that such firm submit a Master Ballot reflecting your vote.

Certification by Beneficial Holders Residing in the European Union
In connection with the exchange the Old Notes pursuant to the Exchange Offer and/or voting to accept or reject the Plan of Reorganization, the undersigned represents and warrants that either:
1.     both:
(a)     the undersigned is a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or
(b)     the undersigned is a legal entity which meets two or more of the following criteria: (i) an average number of at least 250 employees during our last financial year; (ii) a total balance sheet more than €43,000,000 and (iii) an annual net turnover more than €50,000,000;
and:
(c)     either the undersigned is acting for its own account in respect of the Exchange Offer and voting to accept or reject the Plan of Reorganization; or
(d)     the undersigned is acting for the account of one or more other persons who meet two or more of the criteria described in paragraph 1(b) above and (i) is duly authorized by those persons to provide the instructions to the Nominee on their behalf, and (ii) the provisions of this certification constitute legal, valid and binding obligations upon the undersigned and any other person for whose account the undersigned is acting.
Or:
2.     both:
(a)     the undersigned is a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; and
(b)     the undersigned is acting for the account of one or more persons who are not qualified investors within the meaning of the law in a Member State of the European Economic Area implementing Article 2(1)(e) of the Prospectus Directive and the terms on which the undersigned has been engaged enable the undersigned to make decisions concerning the acceptance of the Exchange Offer of the Old Notes and voting to accept or reject the Plan without reference to those persons.

Certification of Beneficial Holders Residing in Canada
Holders of Old Notes who are residents of Canada hereby confirm and certify to CIT Group Inc. and CIT Group Funding Company of Delaware LLC that such holder is an “accredited investor”, as such term is defined in applicable Canadian securities legislation. The definition of “accredited investor” under Canadian securities laws is set out in Appendix “A” of the Canadian offering memorandum dated October 1, 2009.

PTS BALLOT
The undersigned acknowledges that CIT and others will rely upon the undersigned certifications set forth herein, and the undersigned agrees to notify CIT promptly in writing if any of the certifications, representations or warranties herein ceases to be accurate or complete.

Name of Holder:	HOLDERS SHOULD PROVIDE THEIR INSTRUCTIONS TO THE NOMINEE

Signature:	HOLDING THEIR OLD NOTES IN ACCORDANCE WITH THE DIRECTIONS

Print or Type Name:	PROVIDED BY THAT FIRM. BY PROVIDING YOUR INSTRUCTIONS TO

Title (if appropriate):	YOUR NOMINEE, YOU ARE THEREBY REQUESTING THAT THE FIRM

Address:	TENDER YOUR OLD NOTES IN ACCORDANCE WITH YOUR DIRECTIONS,

Telephone Number:	AND CAST A MASTER BALLOT ON YOUR BEHALF TO

Date:	TRANSMIT YOUR VOTE .

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF THE COMPANY OR THE VOTING AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH. NO BENEFICIAL OWNER BALLOT OR MASTER BALLOT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE (A) A PROOF OF CLAIM OR (B) AN ADMISSION BY THE COMPANY OF THE NATURE, VALIDITY, OR AMOUNT OF ANY CLAIM.

VOTING DEADLINE
The Voting Deadline is 11:59 p.m. (prevailing Eastern time) on October 29, 2009. For your instructions to be followed, the Nominee holding your Old Notes must have TENDERED the underlying position by the Voting Deadline, and the Master Ballot reflecting your vote must be RECEIVED by the Voting Agent by 8:00 p.m. (prevailing Eastern Time) on October 30, 2009. YOUR NOMINEE MAY ESTABLISH AN EARLIER EXCHANGE DEADLINE.

ADDITIONAL INFORMATION
Retail holders of Old Notes with questions regarding the voting and exchange process should contact the information agent, D.F. King & Co., Inc., at (800) 758-5880 or (212) 269-5550.
Nominees with questions regarding the voting and exchange process should contact the exchange and voting agent, Financial Balloting Group LLC, at (646) 282-1888.

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